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                                                                    Exhibit 16.1

                                Jeffrey M. Brinn
                          Certified Public Accountant
                                42 Larkin Street
                           South Huntington, NY 11746

                                                                   March 8, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

          I have been furnished with a copy of the response to Item 4 of Form 8-K of my former client, Specialty Retail Group, Inc., with respect to my termination as principal accountant. I agree with the statements made in such response insofar as they relate to me.

                                             Very truly yours,


                                             /s/ Jeffrey M. Brinn, CPA